EXHIBIT 23.2

(LETTERHEAD OF DELOITTE)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-143267 on Form S-8 of our report dated May 30, 2008, relating to the financial statements of Acorn International, Inc. appearing in this Annual Report on Form 20-F of Acorn International, Inc. for the year ended December 31, 2007.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China

May 30, 2008